EXHIBIT 4.2

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT


                  This Amendment No. 1 (this "Amendment") is entered into as of December 23, 1997 by and among Omnicare, Inc., a Delaware corporation (the "Borrower"), the undersigned lenders (collectively, the "Lenders") and The First National Bank of Chicago, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders.

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Borrower, the Lenders and the Agent have entered into that certain Credit Agreement dated as of October 22, 1996 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

                  WHEREAS, the Borrower has notified the Lenders and the Agent that the Borrower is in violation of Section 6.20 of the Credit Agreement with respect to the Borrower's maintenance of Guaranties from the Initial Guarantors and Supplemental Guarantors as of the date hereof (the "Applicable Default");

                  WHEREAS, the Borrower has requested the Required Lenders to waive the Applicable Default and has requested the Required Lenders to amend the Credit Agreement in certain other respects; and

                  WHEREAS, the Required Lenders and the Agent are willing to waive the Applicable Default and to amend the Credit Agreement on the terms and conditions herein set forth, it being expressly understood that this Amendment shall in no event constitute a waiver by the Lenders or the Agent of any other breach of the Credit Agreement or any of the Lender's or Agent's rights or remedies with respect thereto;

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

                  2. AMENDMENT TO CREDIT AGREEMENT. Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  6.20. SUPPLEMENTAL GUARANTORS. The Borrower will at all times maintain Guaranties from the Initial Guarantors and Supplemental Guarantors such that as of the end of each fiscal quarter (a) the aggregate assets of the Borrower and the Guarantors are not less than 90% of the consolidated assets of the Borrower and its Subsidiaries and
         (b) the aggregate gross revenues of the Borrower and the Guarantors (calculated as of the last day of the Borrower's and the Guarantors' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter) do not constitute less than 90% of the aggregate gross revenues of the Borrower and its Subsidiaries (calculated as of the last day of the Borrower's and its Subsidiaries' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter); provided, that in the event that any Subsidiary of the Borrower (other than a Guarantor) at any time has assets, determined in accordance with GAAP, with a book value equal to or greater than an amount equal to two and one half percent (2 1/2%) of the consolidated assets of the Borrower and its Subsidiaries determined as of the last day of the immediately preceding fiscal quarter, such Subsidiary shall promptly execute and deliver a Guaranty as a Supplemental Guarantor pursuant to this SECTION 6.20. In maintaining such Guaranties, the guaranties executed by any Supplemental Guarantors shall be executed and delivered to the Agent for the benefit of each of the Lenders and shall be substantially identical to the guaranties previously executed by each of the Initial Guarantors, together with such supporting documentation, including corporate resolutions and opinions of counsel with respect to such additional guaranty, as may be reasonably required by the Agent and the Required Lenders.


                  3.       WAIVER.

                  3.1. Upon the effectiveness of this Amendment in accordance with the provisions of SECTION 4 below, the Agent and the Required Lenders hereby waive the Applicable Default, and the Lenders' and the Agent's rights and remedies arising therefrom.

                  4. CONDITIONS OF EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective and be deemed effective as of the date hereof (the "EFFECTIVE DATE"), if, and only if the Agent shall have received each of the following:

                  (a) duly executed originals of this Amendment from the Borrower and the Required Lenders;

                  (b) a reaffirmation from each of the Initial Guarantors and Supplemental Guarantors in the form attached hereto as EXHIBIT A; and

                  (c) such other documents, instruments and agreements as the Agent may reasonably request.

                  5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT.

                  5.1 Upon the effectiveness of this Amendment pursuant to
SECTION 4 hereof, on and after the Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import and each reference to the Credit Agreement in each Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

                  5.2 Except as specifically amended above, all of the terms, conditions and covenants of the Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

                  5.3 The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of
(a) any right, power or remedy of any Lender or the Agent under the Credit Agreement or any of the Loan Documents, or (b) any Default or Unmatured Default under the Credit Agreement.

                  6. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

                  8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                  IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment as of the date first above written.

                                                    OMNICARE, INC.


                                       By: ______________________________
                                           Name:   David W. Froesel, Jr.
                                           Title:  Chief Financial Officer


Commitment:
-----------

$50,000,000                            THE FIRST NATIONAL BANK OF
                                       CHICAGO, as a Lender and as Agent


                                       By: ______________________________
                                           Name:
                                           Title:


$40,000,000                            BANK OF TOKYO-MITSUBISHI, LTD.,
                                       CHICAGO BRANCH, as a Lender


                                       By: ______________________________
                                           Name:
                                           Title:


$40,000,000                            COMERICA BANK
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:

$40,000,000                            KEYBANK NATIONAL ASSOCIATION
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$40,000,000                            PNC BANK OHIO
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$20,000,000                            THE BANK OF NEW YORK
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$20,000,000                            BANQUE NATIONALE DE PARIS
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$20,000,000                            CIBC, INC.
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:

$20,000,000                            FIFTH THIRD BANK
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$20,000,000                            THE FUJI BANK, LIMITED
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$20,000,000                            SAKURA BANK, LIMITED
                                        as a Lender


                                       By:______________________________
                                          Name:
                                          Title:


$20,000,000                            THE SANWA BANK, LIMITED,
                                       CHICAGO BRANCH, as a Lender


                                       By:_____________________________
                                          Name:
                                          Title:

$20,000,000                            STAR BANK
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$10,000,000                            THE DAI-ICHI KANGYO BANK, LTD.,
                                       CHICAGO BRANCH, as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$10,000,000                            LONG TERM CREDIT BANK OF
                                       JAPAN, LTD., as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:


$10,000,000                            BANCA CRT S.P.A.
                                        as a Lender


                                       By:_______________________________
                                          Name:
                                          Title:

                                    EXHIBIT A
                                       TO
                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

                                  Reaffirmation
                                  -------------

                                    Attached

                                  REAFFIRMATION
                                  -------------


                  The undersigned hereby acknowledges receipt of a copy of Amendment No. 1 to the Credit Agreement, dated as of October 22, 1996 by and among Omnicare, Inc., a Delaware corporation (the "Borrower"), the undersigned lenders (collectively, the "Lenders") and The First National Bank of Chicago, as one of the Lenders and in its capacity as contractual representative (the "Agent") on behalf of itself and the other Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") which Amendment No. 1 is dated as of December __, 1997 (the "AMENDMENT"). Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Agent or any Lender, the undersigned reaffirms the terms and conditions of the Guaranty executed by it and acknowledges and agrees that such agreement and each and every other Loan Document executed by the undersigned in connection with the Credit Agreement remain in full force and effect and are hereby ratified, reaffirmed and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so amended by the Amendment and as the same may from time to time hereafter be amended, modified or restated.


                            [INSERT INITIAL GUARANTORS and
                            SUPPLEMENTAL GUARANTORS]


                            By:___________________________
                               Name:
                               Title: